EXHIBIT 24

                                POWER OF ATTORNEY


      Each of the undersigned, a director of GeoScience Corporation (the "Company"), does hereby constitute and appoint Richard F. Miles and Ray F. Thompson his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, to sign the Company's Form 10-K Annual Report pursuant to Section 13 of the Securities Exchange Act of 1934 for the fiscal year ended December 31, 1998, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorneys-in-fact full power and authority to sign such documents on behalf of the undersigned and to make such filing, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact, or his substitutes, may lawfully do or cause to be done by virtue hereof.

      Dated:  March 24, 1999

                             GEOSCIENCE CORPORATION


/s/J. Michael Camp                        /s/Christopher C. Kraft, Jr.
J. Michael Camp                           Christopher C. Kraft, Jr.
Director                                  Director


/s/W. L. Creech                          /s/Edward R. Prince, Jr.
W. L. Creech                             Edward R. Prince, Jr.
Director                                 Director


/s/Michael C. Forrest                    /s/J. Rankin Tippins
Michael C. Forrest                       J. Rankin Tippins
Director                                 Director


/s/Wendell W. Gamel
Wendell W. Gamel
Director